Exhibit 3.2

                                COMPOSITE BY-LAWS
                                       of
                             BAYOU STEEL CORPORATION
                             a Delaware Corporation
                       (as amended through March 2, 2000)


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     1.1 Annual Meeting. The annual meeting of stockholders shall be held no later than five months after the end of the Corporation's fiscal year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").

     1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or by the chairman of the board or the chief executive officer and shall be called by the chief executive officer or secretary upon the written request (stating the purpose or purposes of the meeting) of any two of the directors then in office or the holders of 10% of the aggregate voting power. As used in these by-laws, the term "aggregate voting power" means the total number of votes cast by stockholders for all matters other than the election of directors of the Corporation and other than matters as to which a class vote is applicable. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting. Further, in order for any matter to be presented for consideration at a special meeting called at the request of stockholders, such stockholders must comply with the applicable provisions of Section 1.9 of these by-laws.

     1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the directors or shareholders requesting the meeting.

     1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these by-laws or by law. Each notice of a meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting, and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.


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     1.5 Quorum.  At any meeting of  stockholders,  the presence in person or by proxy of the holders of shares of stock having a majority of the aggregate voting power shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to
Section 1.4.

     1.6 Voting; Proxies. Each holder of outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and any other authorized and outstanding class of stock shall be entitled to the number of votes per share, if any, and shall vote in the manner provided in the Certificate of Incorporation. Corporate action to be taken by stockholder vote shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law, by the Certificate of Incorporation or by Section
1.8 of these  by-laws.  Directors  shall be elected in the  manner  provided  in
Section 2.1 of these by-laws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

     1.7 List of Stockholders. Not less than ten days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than ten days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept at a place within the city where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

     1.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

     1.9 Notice of Stockholder Proposals. (a) Every notice of the intent of a stockholder to bring any matter before any annual or special meeting shall be made in writing and sent to the Corporation's secretary, and shall set forth:


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               (i) the name, age,  business  address and residential  address of the stockholder who intends to bring up any matter, and any person acting in concert with such stockholder;

               (ii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder and the dates on which such person acquired said shares;

               (iii) a representation that the stockholder intends to appear in person at the meeting to bring up the matter specified in the notice;

               (iv) a complete and accurate description of the matter not to exceed 500 words, the reasons for conducting such business at the meeting, and any material interest of the stockholder in the matter.

          (b) At any annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. No stockholder proposal shall be deemed to have been properly brought before a special meeting of stockholders unless (i) the proposal is submitted by the person or persons calling the special meeting and (ii) the proposal is contained in the notice of the meeting. Except as otherwise provided in the Certificate of Incorporation or required by applicable law, matters to be properly brought before any annual meeting of stockholders must be:

               (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, including matters covered by Rule 14a-8 of the Securities and Exchange Commission,

               (ii) otherwise properly brought before the meeting by or at the direction of the Board, or

               (iii) otherwise properly brought before the meeting by any person who has been for at least one year the beneficial owner of at least 1% of any class or series of securities of the Corporation entitled to be voted on the proposed business and in accordance with the following:

                    (A) The notice of the intent of a  stockholder  to bring any matter before the annual meeting shall be received by the Corporation's secretary not more than 270 days and not less than 120 days in advance of the first anniversary of the date on which the Corporation mailed proxy materials in connection with the preceding year's annual meeting of stockholders or, if an annual meeting of stockholders is scheduled to be held either 30 days earlier or later than the preceding year's annual meeting, such notice shall be received by the Corporation's secretary within 15 days of the earlier of the date on which notice of such meeting is first mailed to stockholders or public disclosure of the meeting date is made.


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                    (B) If the Corporation's  secretary has received  sufficient notice of a proposal that may properly be brought before the meeting, a proposal sufficient notice of which is subsequently received by the secretary and that is substantially duplicative of the first proposal shall not be properly brought before the meeting.

                    (C) The Corporation's  secretary may require any stockholder submitting a notice of an intent to bring up other business before an annual meeting to furnish such documentary information as may be reasonably required by the Corporation to determine that such stockholder has been for at least one year the beneficial owner of at least 1% of any class or series of securities of the Corporation entitled to be voted on the proposed business.

          (c) With respect to any proposal by a stockholder to bring before a meeting any matter, the following shall govern:

               (i) If in the judgment of the Board a proposal deals with substantially the same subject matter as a prior proposal submitted to stockholders at a meeting held within the preceding five years, it shall not be properly brought before any meeting held within three years after the latest such previous submission if (A) the proposal was submitted at only one meeting during such preceding period and it received affirmative votes representing less than 3% of the total number of votes cast in regard thereto, (B) the proposal was submitted at only two meetings during such preceding period and it received at the time of its second submission affirmative votes representing less than 6% of the total number of votes cast in regard thereto, or (C) the proposal was submitted at three or more meetings during such preceding period and it received at the time of its latest submission affirmative votes representing less than 10% of the total number of votes cast in regard thereto.

               (ii) Notwithstanding compliance with all of the procedures set forth above in this Section 1.9, no proposal shall be deemed to be properly brought before a meeting of stockholders if, in the judgment of the Board, it is not a proper subject for action by stockholders under Delaware Law.

          (d) At any meeting of stockholders, the chairman of the board shall declare out of order and disregard any matter that is not presented in accordance with the foregoing procedures.

          (e) Nothing in this Section 1.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement or to solicit their own proxies pursuant to the proxy rules of the Securities and Exchange Commission.


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                                   ARTICLE II

                               BOARD OF DIRECTORS


     2.1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board, which shall consist of not less than the number of directors provided for in the Certificate of Incorporation, as determined by resolution of the Board. Directors shall be elected at each annual meeting of stockholders in the manner provided in the Certificate of
Incorporation and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9.

     2.2 Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law, the Certificate of Incorporation or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

     2.3 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

     2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either
(a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these by-laws. Regular meetings of the Board shall be held not less than four times per annum. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

     2.5 Special Meetings. Special meetings of the Board may be called by the chairman of the board, the chief executive officer or by any two of the directors.

     2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering, telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose(s) for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.


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     2.7 Board or Committee  Action  Without a Meeting.  Any action  required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

     2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the chief executive officer or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, in the manner provided by applicable law or by the Certificate of Incorporation.

     2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term either in the manner provided in the Certificate of Incorporation or by the unanimous vote of the remaining directors elected by the respective classes of stockholders.

     2.11 Compensation. Subject to Section 3.2, directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

     2.12 Notice of Stockholder Nominees. (a) Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible for election as Class A Directors (as defined herein). Nominations of persons for election to the Board of Directors of the Corporation to be designated as Class A Common Stock directors ("Class A Directors") may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or by the Class A Nominating Committee thereof, as provided in Section 3.3, or (ii) by a person who has been for at least one year the beneficial owner of at least 1% of the Corporation's Class A Common Stock entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.12.

     (b) Such nominations, other than those made by or at the direction of the Board of Directors or the Class A Nominating Committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed and received at the principal executive offices of the Corporation not more than 270 days and not less than 120 days in advance of the first anniversary of the date on which the Corporation


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mailed proxy  materials for the preceding  year's annual meeting of stockholders or, if an annual meeting of stockholders is scheduled to be held either 30 days earlier or later than the preceding year's annual meeting, such notice shall be received by the Corporation's Secretary within 15 days of the earlier of the date on which notice of such meeting is first mailed to stockholders or public disclosure of the meeting date is made.

     (c) Such notice shall set forth the following:

               (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Corporation of which such person is the beneficial owner and (D) any other information relating to such person that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors;

               (ii) as to the stockholder giving the notice: (A) the name, age, business address and residential address of the stockholder and any person acting in concert with such stockholder; (B) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder and the dates on which such person acquired said shares; (C) a representation that the stockholder intends to appear in person at the meeting to make the nomination specified in the notice; and

               (iii) a description of all agreements, arrangements or understandings among the stockholder, any person acting in concert with the stockholder, each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

     (d) Notice of an intent to make a nomination shall also be accompanied by the written consent of each nominee to serve as a Class A Director of the Corporation if so elected and an affidavit of each such nominee certifying that he or she meets the qualifications necessary to serve as a director of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility and qualifications of such person to serve as a director.

     (e) The Corporation's secretary may require any stockholder submitting a notice of an intent to make a nomination at an annual meeting to furnish such documentary information as may be reasonably required by the Corporation to determine that such stockholder has been for at least one year the beneficial owner of at least 1% of the Corporation's Class A Common Stock entitled to be voted for the election of directors.

     (f) At the meeting of stockholders, the Chairman of the board shall declare out of order and disregard any nomination that is not made in accordance with the foregoing procedures.


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     (g) The  provisions of this Section 2.12 shall not apply to the election of any directors which the holders of the Corporation's Class B Common Stock or any class of preferred stock of the Corporation, voting separately as a class, may be entitled to elect.


                                   ARTICLE III

                                   COMMITTEES

     3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution or by applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

     3.2 Compensation Committee. The Board shall designate a Compensation Committee of one or more directors who shall not be officers or employees of the Corporation. The Compensation Committee shall establish compensation payable to directors and executive officers of the Corporation as well as any loans or advances by the Corporation to such persons.

     3.3 Nominating Committees. The Board shall designate a Class A Nominating Committee of all of the current directors who have been elected by the holders of Class A Common Stock (or otherwise designated as Class A Common Stock directors) and not officers or employees of the Corporation, and service on such committee shall be voluntary and discretionary for each director. The Board may designate a Class B Nominating Committee of one or more directors, who shall be directors elected by the holders of the Class B Common Stock or otherwise designated as Class B Common Stock directors. The Class A and Class B Nominating Committees shall nominate persons for election as directors by the holders of Class A Common Stock and Class B Common Stock, respectively, at the annual meeting of stockholders.

     3.4 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, including but not limited to an Audit Committee, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

     3.5 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member(s) present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.


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                                   ARTICLE IV

                                    OFFICERS


     4.1 Number; Security. The officers of the Corporation shall be the chairman of the board, one or more vice chairmen, the chief executive officer, the president, the chief operating officer, the chief financial officer and one or more vice presidents (including an executive vice president, if the Board so determines). Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     4.2 Election; Term of Office. The officers of the Corporation shall be elected annually by the Board and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

     4.3 Subordinate Officers and Employees. The Board may appoint subordinate officers, agents or employees, (including one or more vice presidents, a secretary, one or more assistant secretaries, a controller, a treasurer and one or more assistant treasurers), each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

     4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Except as provided in the Certificate of Incorporation, any officer appointed by the Board or appointed by an officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an officer or by a committee, by the officer or committee who appointed him.

     4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

     4.6 Chairman of the Board. The chairman of the board shall preside at all meetings of the Board and of the stockholders and shall have such powers and duties as the Board assigns to him.

     4.7 Chief Executive Officer. The chief executive officer of the Corporation shall have general supervision over the business of the Corporation and shall have such other powers and duties as the Board assigns to him.

     4.8 President. Subject to the control of the chief executive officer, the president of the Corporation shall have such powers as the chief executive officer assigns to him.


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     4.9 Chief Operating Officer.  The chief operating  officer,  subject to the powers of the chief executive officer and the supervision of the Board, shall manage the day-to-day operations of the Corporation, shall perform such other duties as may be prescribed by the Board or the chief executive officer, and shall have the general powers and duties usually vested in the chief operating officer of a corporation. Without limiting the generality of the foregoing, the chief operating officer shall have supervision and direction over any other subordinate officer of the Corporation and its subsidiaries, and all such powers as may be reasonably incident to such responsibilities. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board or by the chief executive officer.

     4.10 Chief Financial Officer. The chief financial officer shall be the principal financial officer of the Corporation. He shall manage the financial affairs of the Corporation and direct the activities of the treasurer, controller and other officers or employees responsible for the Corporation's finances. He shall be responsible for all internal and external financial reporting and for coordinating the audit of the Corporation's financial records with the external auditors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board or by these by-laws.

     4.11 Vice President. Each vice president shall have such powers and duties as the Board or the chief executive officer assigns to him.

     4.12 Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the chief executive officer assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

     4.13 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the chief executive officer to fix the salary of any other officer.


                                    ARTICLE V

                                     SHARES
                                     ------

     5.1 Certificates. Subject to requirements prescribed by law and the Certificate of Incorporation, the Corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the chairman of the Board, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or any assistant treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Whenever a certificate is countersigned by a transfer agent, one or both of the officers' or assistant officers' signature and the seal may be in facsimile, engraved or printed. In case any officer or assistant officer whose signature appears on any share certificate shall have ceased to be such because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if he had not ceased to be such at the date of its issue. So long as the restrictions set forth in Article 5.9 of the Certificate of Incorporation shall not have lapsed, all share certificates for shares of common stock shall bear a conspicuous legend as follows:

          "THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE 5.9 OF THE CERTIFICATE OF INCORPORATION OF THE
     CORPORATION, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE CORPORATIONS'S PRINCIPAL PLACE OF BUSINESS LOCATED AT 1111 W. MOCKINGBIRD LANE, DALLAS, TEXAS 75247.

If the Corporation is authorized to issue shares of more than one class, it shall be stated on the face or back of all certificates that the Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in a series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     5.2 Share Register. All certificates representing shares shall be registered in the share register as they are issued, and those of the same class or series shall be consecutively numbered. Subject to Article 5.9 of the Certificate of Incorporation and Section 5.4 hereof, the Corporation shall be entitled to treat the registered holder of any share(s) as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

     5.3 Transfers. Subject to Article 5.9 of the Certificate of Incorporation and Section 5.4 hereof, shares of the Corporation shall be transferred only on its books upon the surrender to the Corporation or its transfer agent of the share certificate(s) therefor duly endorsed by the person named therein, or accompanied by proper evidence of succession, assignment or authority to transfer such shares; provided, no transfers of shares shall be made while the books of the Corporation are closed against transfers as hereinafter provided in these by-laws. Subject to Section 5.4 hereof, upon transfer the surrendered certificate(s) shall be canceled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

     5.4  Restrictions on Transfer.  In addition to the  restrictions in Article
5.9 of the Certificate of Incorporation, transfers of shares may be restricted in any lawful manner by law, by the Certificate of Incorporation, or by contract if a copy of the contract is filed with the Corporation, provided that notice of the restrictions shall be typed or printed conspicuously on the share certificate. The secretary shall enforce the restrictions of Article 5.9 of the Certificate of Incorporation. In so doing, the secretary shall determine ownership of stock of the Corporation in accordance with all rules relating to direct, indirect or constructive ownership of stock under Section 382 of the Internal Revenue Code of 1986 (including, without limitation, the rules under Section 382(1)(3) entitled "Operating Rules Relating to Ownership of Stock"), as the same may be amended from time to time, and the secretary may seek, and rely upon, the advice of counsel in order to attribute stock ownership. If the secretary determines that an attempted transfer violates or would violate Article 5.9 of the Certificate of Incorporation, any such transfer, unless otherwise authorized by the Board of Directors in accordance with such Article 5.9, shall be null and void ab initio. Except as authorized by the secretary in accordance with the procedures set forth above, no employee or agent of the Corporation shall be permitted to record any attempted or purported transfer and no intended transferee of shares of common stock of the Corporation in any attempted or purported transfer shall be recognized as a shareholder of the Corporation for any purpose whatever except as provided in Article 5.9.

     5.5 Lost, Destroyed or Mutilated Certificates. The Board may direct a new share certificate to be issued in place of any share certificate theretofore issued by the Corporation and claimed to have been lost, destroyed or mutilated, upon the claimant's furnishing an affidavit of the facts and, if required by the Board, a bond of indemnity in such amount or in open penalty and in such form, with such surety thereon, as the Board may approve for the protection of the Corporation and its officers and agents.

     5.6 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than sixty or less than ten days before the date of the meeting or more than sixty days before any other action.


                                   ARTICLE VI

                                 INDEMNIFICATION

     6.1 Indemnity. Subject to Section 6.3 of these by-laws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     6.2 Actions by or in the Right of the Corporation. Subject to Section 6.3 of these by- laws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     6.3  Authorization  of  Indemnification.  Any  indemnification  under  this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 or 6.2 of these by-laws, as the case may be. Such determination shall be made (A) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (B) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by the stockholders. To the extent, however, that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     6.4 Good Faith. For purposes of any determination under Section 6.3 of these by-laws, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, to the extent his action was reasonably based on facts or circumstances disclosed in the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the

Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this
Section 6.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 6.1 or 6.2 of these by-laws, as the case may be.

     6.5 Enforcement. Notwithstanding any contrary determination in the specific case under Section 6.3 of these by-laws, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2 of these by-laws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 6.1 or 6.2 of these by-laws, as the case may be. Neither a contrary determination in the specific case under Section 6.3 of these by- laws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     6.6 Expenses. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

     6.7 Effect of Indemnification. Without limiting any of the provisions of this Article VI, if any action, suit or proceeding is brought against a director, officer, employee or agent and such director, officer, employee or agent is entitled to be indemnified under this Article VI or to advancement of expenses hereunder (an "indemnified party"), (A) the indemnified party may retain counsel satisfactory to him and the corporation, (B) the Corporation shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefor are received, (C) the indemnified party shall keep the Corporation reasonably apprised of the status of such action, claim or proceeding, and (D) the Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter; provided, that the Corporation shall not be liable for any settlement of any action, suit or proceeding without its prior written consent, which consent, however, shall not be unreasonably withheld.

     6.8  Notice;  Representation.   Any  indemnified  party  wishing  to  claim
indemnification under this Article VI, upon learning of any such action, suit or proceeding, shall promptly notify the

Corporation (but the failure to so notify the Corporation shall not relieve the Corporation from any liability that it may have under this Article VI except to the extent such failure prejudices the Corporation). The indemnified parties as a group may retain only one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties, in which case the indemnified parties as a group shall be entitled to retain only the minimum number of law firms necessary for separate representation of each conflicting position.

     6.9 Nonexclusivity. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.1 and 6.2 of these by-laws shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.1 or 6.2 of these by-laws but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     6.10 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this
Article VI.

     6.11 Effect of Amendment.  The rights to  indemnification  provided in this
Article VI with respect to a particular threatened, pending or completed action, suit or proceeding shall vest in the indemnified party upon the occurrence of the event or chain of events giving rise to such threatened, pending or completed action, suit or proceeding, and no amendment or repeal of this Article VI shall adversely affect any right to indemnification to which an indemnified party would have been entitled prior to the time of such amendment or repeal.

                                   ARTICLE VII

                                  MISCELLANEOUS


     7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

     7.2 Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be October 1 through September 30.

     7.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the chairman of the board, the president or a vice president of this Corporation, by proxy or proxies appointed by one of them, or by any person appointed by the Board.

     7.4 Amendments. By-laws may be amended, repealed or adopted by the Board. Additionally, any amendment or repeal of Sections 3.3, 4.7 or this Section 7.4 shall be by unanimous vote of the Board.